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                                  EXHIBIT 99.2

                                  PRESS RELEASE


The following is the text of a press release issued by Service Merchandise Company, Inc. on January 11, 1999.

            SERVICE MERCHANDISE APPOINTS BETTINA M. WHYTE INTERIM CEO

        COMPANY ENGAGES JAY ALIX & ASSOCIATES TO LEAD TURNAROUND EFFORTS

Nashville, TN (January 11, 1999)--Raymond Zimmerman, Chairman of the Board of Service Merchandise Company, Inc. (NYSE:SME) today announced the appointment of Bettina M. Whyte as interim Chief Executive Officer. Whyte, age 49, is a principal of Jay Alix & Associates, who has been engaged by the Board of Directors to lead the Company's turnaround efforts.

Whyte has more than 15 years experience serving leading major corporations through financial and business turnarounds. Her most recent assignment has been CEO of APS Holdings, a Houston-based automotive parts seller. Whyte has also been involved in turnarounds and restructuring for Music Land, Business Land and Edison Brothers, and companies in industries as diverse as healthcare, manufacturing, transportation, technology and oil and gas distribution.

Zimmerman remarked, "The Board of Directors and the management staff are delighted that Bettina has joined the team. Her experience and expertise will play a pivotal role in returning Service Merchandise to profitability."

Jay Alix & Associates is a leading firm in the business of offering underperforming companies both consulting and interim management to lead and support implementation of strategic repositioning, operational turnarounds, business development strategies and debt restructuring. The firm, which has headquarters in Southfield, Michigan, and offices in New York and Chicago, has extensive retailing experience with such clients as Interco, Inc., Hartmax Corporation, Woodward & Lothrop, Leslie Fay and Cotton Ginny. Other clients have included Unisys Corporation, National Car Rental Systems, Ryder Systems, Oxford Health Plans, Figgie International, Phillip Services Corporation, Umbro International, and AM International.

The Company also announced that James Poole, former Chairman, has decided to retire and resign his seat on the Company's Board of Directors. Mr. Poole has served on the Board since 1983.

Service Merchandise is a national retailer of fine jewelry, gift and home products. The Brentwood Tenn.-based Company employs approximately 25, 000 associates and operates 347


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stores in 34 states. More information is available at the company's web site and on-line store at www.servicemerchandise.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to consummate its financing arrangement; the availability of trade credit; terms with vendors and floor planning arrangers; the Company's use of substantial financial leverage and the potential impact of such leverage on the Company's ability to develop and execute operating strategies; the Company's ability to withstand significant economic downturns and to repay its indebtedness; the ability to fund and execute a new strategic plan for the Company; the ability of the Company to attract and retain key executives; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole, which may affect consumer confidence and consumer demand for the types of goods sold by the Company; availability, costs and terms of financing, including the risk of rising interest rates; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; and the ability to effect conversions to new technological systems, including become year 2000 compliant.